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PROTECTION ONE, INC.
EXHIBIT 21.1 - SUBSIDIARIES
DECEMBER 31, 2000




                                 ENTITY                                    JURISDICTION
Protection One Alarm Monitoring, Inc.                                       Delaware
    Network Multifamily Security Corporation                                Delaware
    Security Monitoring Services, Inc.                                      Florida
    Protection One Canada                                                   Ontario
        Canguard, Inc.                                                      Ontario